UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York		10573
(Address of principal executive offices)		(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2016, the Board of Directors (the “Board”) of Xylem Inc. (the “Company”) adopted the Third Amended and Restated By-laws (the “By-laws”) to implement proxy access. The By-laws took effect upon adoption. Section 2.12 of the By-laws permits a shareholder, or a group of no more than 20 shareholders, to nominate and include a specified number of director nominees in the Company’s proxy materials if it has owned at least 3% of the Company’s outstanding common stock continuously for at least three years, in accordance with Section 2.12. Proxy access can be used to nominate up to 20% of the number of directors in office or two nominees, whichever is greater, provided that the other requirements in the By-laws are met and the Company receives notice of the nomination between 150 and 120 days prior to the anniversary of the date the Company’s definitive proxy statement was first sent to shareholders in connection with the previous year’s annual meeting.

In addition, the amendments:

•	clarify the advance notice provisions, including adding defined terms (Sections 1.3 and 2.2), and make changes to these and other provisions to reflect the adoption of proxy access;

•	clarify the scope of the Chairman’s authority to convene and adjourn shareholder meetings (Sections 1.6 and 1.7);

•	update the indemnification provisions to clarify that indemnification and advancement of expenses generally are not available for claims brought by indemnitees, require an undertaking to repay in order to receive any advancement of expenses, and update the procedures for obtaining indemnification (Article 4); and

•	make additional clarifying or conforming changes or immaterial language changes.

The foregoing description is qualified in its entirety by reference to the full text of the By-laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated By-laws of Xylem Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: February 25, 2016	By:	/s/ Claudia S. Toussaint
Claudia S. Toussaint
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated By-laws of Xylem Inc.